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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: January 6, 1998




                         Commission file number 1-12579



                                OGE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

               Oklahoma                                73-1481638
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                 Identification No.)


                               101 North Robinson
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)


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Item 5. Other Events
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On January 5, 1998, OGE Energy Corp., issued the following news release:

OG&E TAKES STEPS TO SAVE RATEPAYERS MONEY

In a move to save ratepayers more than $42 million, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (OG&E), today announced that an application will be filed early this month with the Oklahoma Corporation Commission seeking approval for a revised cogeneration contract.

Under federal law, OG&E was obligated to enter into a contract in the 1980s with a cogeneration plant near Pryor, Okla. The contract, originally approved by the Corporation Commission in 1987, required OG&E to purchase peaking capacity from the plant for 10 years beginning in 1998 -- whether the capacity was needed or not. The cost to OG&E ratepayers would have been as much as $77 million over the life of the contract.

The plant's owner, Mid-Continent Power Company, filed for Chapter 11 bankruptcy protection in June but recently exited that protection with its new owners, NRG Energy Inc., a subsidiary of Minneapolis-based Northern States Power, and Florida-based Decker Energy.

During the bankruptcy hearing process, NRG Energy Inc. and OGE Energy Corp. entered into negotiations about the plant's future. The result was a stock purchase agreement with OGE Energy Corp. agreeing to purchase the stock of the corporation that owns Mid-Continent's assets. As part of the transaction, the term of the existing cogeneration contract with OG&E will be shortened.

"If this transaction is approved, it will provide savings of more than $42 million for our ratepayers," said Jack Coffman, OG&E vice president of power supply. "In addition, it reduces the possibility of OG&E's ratepayers being required to pay the stranded costs associated with the original contract after deregulation."

The Mid-Continent facility produces steam for several manufacturers in addition to generating electricity. Completion of the transaction will require approvals from the Federal Energy Regulatory Commission, the Arkansas Public Service Commission and the Oklahoma Corporation Commission. Upon receipt of such approvals, OGE Energy Corp. expects to own and operate the facility as an exempt wholesale generator (EWG).


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                                   SIGNATURES





         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                   OGE ENERGY CORP.
                                     (Registrant)




                  By           /s/    James R. Hatfield
                    -------------------------------------------------
                                      James R Hatfield
                                Vice President and Treasurer

                    (On behalf of the registrant and in his capacity
                     as Vice President and Treasurer)




January 6, 1998